THIS EMPLOYMENT AGREEMENT (THE “AGREEMENT”) is effective the day of 4th September, 2009, by and between ePlus, inc. a Delaware corporation (the “Company” or, collectively with its subsidiaries, the “Companies”) and Phillip G. Norton (the “Executive”).

RECITAL

The Executive is employed as the Company’s President and Chief Executive Officer, and the parties have negotiated this Agreement in consideration of the Executive’s valuable services and expertise.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties do hereby agree as follows:

    1.  EFFECTIVE DATE.  This agreement shall be effective as of the date noted above.

    2.  DEFINITIONS.  As used herein, the following terms shall have the following meanings:

(a)
“Incapacity” shall mean the Executive’s physical or mental inability to perform his duties under this Agreement, even with reasonable accommodations consistent with ADA requirements for more than sixteen (16) weeks, whether or not consecutive, in any twelve-month period.

(b)	“Employment Term” shall be the period from September 4, 2009 through and including September 30, 2011.

(c)	“Expiration Date” means the date that the Employment Term (as it may have been extended) expires.

(d)	“Good Cause” means that the Compensation Committee of the Company’s Board of Directors (the “Board”) in good faith determines that the Executive:

i.	Failed to satisfactorily perform his duties to the Company and such failure was not cured within 30 days of the Company’s providing Executive written notice of such failure; or
ii.
Failed to comply with a material written policy of the Company that was applicable to the Executive and such failure was not cured within 30 days of the Company’s providing Executive written  notice of such failure; or

iii.
Acted or failed to act in a manner that constitutes gross misconduct, embezzlement, misappropriation of corporate assets, breach of the duty of loyalty, fraud or negligent or willful violations of any laws with which the Company is required to comply; or

iv.	Was convicted of or entered a plea of “guilty” or “no contest” to a felony;

v.
Refused or failed to comply with lawful and reasonable instructions of the Board and such refusal or failure was not cured within 30 days of the Company providing Executive written notice of such refusal or failure; or

vi.	Any other material breach of this Agreement by the Executive that is not cured within 30 days of the company providing Executive written notice of such breach.

“Good Cause” shall not include failures as set forth in Section 2(d) of this Section when such failure is a result of the Executive’s illness or injury.

(e)	“Good Reason” shall mean that within thirty days prior to the Executive’s providing the notice to the Company required under Section 6(b)(ii) of this Agreement that any of the following has occurred:

i.	a material change in the scope of the Executive’s assigned duties and responsibilities or the assignment of duties or responsibilities that are inconsistent with the Executive’s level or position; or

ii.	a reduction by the Company in the Executive’s base salary as set forth herein as may be increased from time to time or a reduction by the Company in the Executive’s or incentive compensation; or

iii.	a change in the Executive’s principal office to a location outside of a 35 mile radius from the Company’s offices in Herndon, Virginia; or

iv. v.
 the failure by the Company to continue to provide the Executive with benefits substantially similar to those specified in Section 5 of this Agreement.

a termination of employment by the Executive for any reason during the 90-day period immediately following a Change of Control as “Change of Control” is defined in the 2008 Employee Long-Term Incentive Plan.

vi.	Any other material breach of this Agreement by the Company that is not cured within 30 days of the Executive providing the Company written notice of such breach.

(f)	“Termination Date” shall mean the date Executive’s termination is effective, as described in the respective subparts of Section 6.

    3.  EMPLOYMENT

The Company and Executive hereby agree to employ the Executive as set forth herein during the Employment Term and until Executive’s employment terminates pursuant to Section 6 below.

    4.  POSITION, DUTIES AND RESPONSIBILITIES.  During the Employment Term, the Executive shall:

a.
serve as the Company’s Chief Executive Officer and President. The Executive shall be responsible for, but not limited to, the following areas:  Providing overall strategic and operational direction; establish policies and objectives in accordance with board directives and corporate charter; revise objectives and policies in response to change in current internal and external conditions; coordinate operations between divisions and departments; establish responsibilities and procedures for attaining objectives; review operations and financial statements to evaluate achievement of objectives; work with the board of directors to develop policies and procedures regarding overall direction of the business;

b.	render such other services to the Company as requested provided that such services are consistent with the level of his position; and
c.
devote his substantially full business time, attention, skill and energy to the business of the Company and not engage or prepare to engage in any other business activity, whether or not such business activity is pursued for gain, profit or other economic or financial advantage, except as otherwise provided herein. Executive may engage in appropriate civic, charitable, or educational activities provided that such activities do not materially interfere or conflict with the Executive’s responsibilities or the Company’s interests.  Nothing in this Agreement shall preclude Executive from acquiring or participating in the management of any real estate investment or any passive investment  in a private company not in the same line of business as the company, or any publicly traded securities.

    5.  COMPENSATION, COMPENSATION PLANS AND BENEFITS.  During the Employment Term, the Executive shall be compensated as follows:

a.
Executive shall receive a base annual salary of Five Hundred Thousand Dollars ($500,000).  The salary will be reviewed by the Company’s Compensation Committee on an annual basis, beginning no later than October 1, 2009, and may be increased from time to time.  This base annual salary rate shall be effective as of the date of this agreement.

b.
Based on his MBOs and overall company performance the Executive shall be eligible to be considered for an annual bonus of up to 50% of his base salary then in effect under the terms and conditions as outlined in the Executive Incentive Plan.  The Company shall pay any bonus earned under this Section 5(b) no earlier than the end of the fiscal year for which earned and no later than the next  September 30th following the Fiscal year in which the bonus was earned, provided that financial filings are timely provided to the Compensation Committee. In no event will any bonus earned under this Section 5(b) be paid later than the end of the fiscal year after the fiscal year for which it was earned.

c.
The Executive shall be entitled to participate in and receive other benefits offered by the Company, including six weeks of vacation per year.  Other benefits will include, but are not limited to, those offered to employees generally, which may include, but are not limited to sick, holiday and other leave times, and benefits under any life, health, accident, disability, medical, and dental insurance plans.

d.
The Executive shall be entitled to be reimbursed for the reasonable and necessary out-of-pocket expenses, including entertainment, travel and similar items and all expenses necessary to maintain his professional, industry association memberships incurred by him in performing his duties, in accordance with the Company’s expense reimbursement policies in place from time to time.  Any reimbursements which are includible in gross income of the Executive under this Section 5(d) or Section 5(g) must meet the following conditions.  Such reimbursements: (i) must be for expenses incurred during the term of this Agreement; (ii) shall not be subject to liquidation or exchange for any other benefit; (iii) shall not affect eligibility for reimbursements in any other taxable year of the Executive; and (iv) shall be made no later than the last day of the Executive’s taxable year following the taxable year in which the expense was incurred.

e.
In the event Executive’s employment with Company terminates for any reason, any payments and benefits due the Executive under the Company’s employee benefit plans and programs, including any Long-Term Incentive Plan, shall be determined in accordance with the terms of such benefit plans and programs, and shall be in addition to any other payments or benefits herein.

f.
In the event the Executive’s employment with the Company terminates for any reason, the Executive shall have the right to have any term insurance policies that the Company then owns on his life assigned to him, provided that he pay to the Company the amount of premiums previously paid for life insurance coverage subsequent to the date of assignment (“the unearned premium”).  If Executive elects to have the policy so assigned, he must notify the Company and pay the unearned premium within sixty days of termination of his employment with the Company.

g.	Not more than once every year, the Executive shall be entitled to be reimbursed by the Company for his participation in the Johns Hopkins Executive Physical Program or equivalent.

6.  TERMINATION OF EMPLOYMENT

a.	Termination by the Company.

i.
During the Employment Term, the Company may terminate the Executive’s employment for Good Cause.  In the absence of cure by the Executive as per Section 2(d), termination by the Company for Good Cause shall be effective on the thirty-first day after  the Company gives written notice to the Executive of failure to perform.

ii.
During the Employment Term, the Company may terminate the Executive’s employment at any time without Good Cause upon the Company’s payment to the Executive for the 30 days’ written notice period to the Executive or 30 days’ pay in lieu of such notice.  Termination is effective 30 days after the date the written notice is provided to the Executive. The Company may, in its sole discretion, place the Executive on paid administrative leave as of any date prior to the end of the 30-day notice period and require that the Executive no longer be present on Company premises.  During any period of paid administrative leave, the Executive is not authorized to act or speak as a representative of the Company.

b.	Termination by Executive.

i.
During the Employment Term, the Executive may voluntarily terminate his employment for any reason with the Company upon 30 days prior notice. Termination is effective 30 days after the date the notice is provided to the Company.  The Company may, in its sole discretion, place the Executive on paid administrative leave as of any date prior to the end of the 30-day notice period and require that the Executive no longer be present on Company premises.  During any such period of paid administrative leave, the Executive is not authorized to act or speak as a representative of the Company.

ii.
During the Employment Term, the Executive may terminate his employment for Good Reason as defined in Section 2(e) only if the Executive has provided the Board with written notice of his intent to terminate his employment for Good Reason at least 10 days prior to the date of termination, and the Company fails to cure the Good Reason within 10 business days after receiving Executive’s written notice.  Termination for Good Reason will be effective on the 11th day after the Company receives Executive’s written notice and fails to cure the Good Reason identified in Executive’s notice.

c.	Termination by Reason of Death or Incapacity.

Executive’s employment with the Company shall be deemed to have been terminated effective upon the date of Executive’s death, or the date upon which the Company provides Executive with notice of Incapacity.

d.	At-will Termination

If the Employment Term ends without the parties’ entering into a new employment agreement or extending the Employment Term of this Agreement, the Executive’s employment with the Company shall continue on an at will basis and either the Company or the Executive may terminate his employment at any time for any reason or no reason upon 30 days’ written notice.  The Company may choose to end the employment relationship at any time during any such notice period, provided that the Company pays the Executive for the balance of such notice period.

    7.  EFFECT OF TERMINATION.

a.
If the Executive’s employment ends at any time (during or after the Employment Term) for any reason, the Company shall pay the Executive his then current base salary and provide the Executive his then current benefits (as provided in Section 5) through the Termination Date.

b.
If during the Employment Term the Executive’s employment terminates by reason of death as described in Section 6(c), the Company shall also pay the Executive’s estate any bonus as determined by the Compensation Committee in accordance with the Company’s Executive Incentive Plan.  Pursuant to the Executive Incentive Plan, the Compensation Committee will determine the amount of such bonus, if any, and such amount, if any, will be paid within sixty (60) days of the termination of Executive’s employment.

c.
Provided that after the Termination Date the Executive (i) signs in the form provided by the Company a release of any claims Executive may have against the Company or its then current or former officers, directors, or employees (attached hereto as Exhibit 1) and (ii) certifies that the Executive has complied with Sections 8, 9, 10,  11 and 12 of this Agreement (confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions), then:

1)  If during the Employment Term the Executive’s employment is terminated by reason of Incapacity as described in Section 6(c), the Company shall also pay the Executive any bonus as determined by the Compensation Committee in accordance with the Company’s Executive Incentive Plan for the fiscal year that includes the Termination Date, and an additional amount equal to eighteen months of the Executive’s base salary.  The payment of the amount equal to eighteen months of the Executive’s base salary shall be made with thirty (30) days of termination of employment.  Pursuant to the Executive Incentive Plan, the Compensation Committee will determine the amount of such bonus, if any, and such amount, if any, will be paid within sixty (60) days of the termination of Executive’s employment.

2)  If, during the Employment Term, either the Company terminates Executive’s employment without Good Cause as described in Section 6(a) or Executive terminates his employment for Good Reason, as described in Section 6(b)(ii), then (a) the Company shall also pay Executive an amount equal to eighteen months of the Executive’s base salary and the target bonus as set forth in the Executive’s then-current Executive Incentive Plan; and (b) provided that the Executive remains eligible for and timely elects to continue his and any eligible dependants health benefits under COBRA, the Company shall also pay to the insurer the amount necessary for the Executive to continue medical and dental insurance for himself and his dependants through COBRA for a period of eighteen months after the Termination Date.  Should the Executive or any of his dependants become covered under another employer’s health benefit plan before the end of the eighteen month period, the Company will have no obligation to continue making such additional payments to the insurer.  The Executive shall not be obligated in any way to mitigate the Company’s obligations to him under this Section and any amounts earned by the Executive subsequent to his termination shall not serve as an offset to the payments due him by the Company under this Section. Any payment due under this section 7(c)(2) shall be made in a lump sum within thirty (30) days following the termination of employment.

3)  If the parties have not entered into a new employment agreement or extended the Employment Term under this Agreement and within 10 days following the end of the Employment Term either the Company or the Executive gives notice of an At-Will Termination as described in Section 6(d), then (a) the Company will pay the Executive an additional amount equal to eighteen months of the Executive’s base salary and (b) provided that the Executive remains eligible for and timely elects to continue his and any eligible dependants health benefits under COBRA, the Company shall also pay to the insurer the amount necessary for the Executive to continue medical and dental insurance for himself and his dependants through COBRA for a period of eighteen months after the Termination Date.  Should the Executive or any of his dependants become covered under another employer’s health benefit plan before the end of the one year period, the Company will have no obligation to continue making such additional payments to the insurer.  The Executive shall not be obligated in any way to mitigate the Company’s obligations to him under this Section and any amounts earned by the Executive subsequent to his termination shall not serve as an offset to the payments due him by the Company under this Section.  Any payment due under this section 7(c)(3) shall be made in a lump sum within thirty (30) days following the termination of employment.

4)  Notwithstanding the above, if the Executive is a "specified employee" within the meaning of Section 20, the payments under subsections 7(c)(1), (2) and (3) above shall be made no earlier than the date provided in Section 20.

    8.  CONFIDENTIALITY.

            During the course of employment, Executive has had and shall continue to have access to the Company’s Confidential Information (as defined below).  Executive shall not disclose or use at any time, either during his employment or after his employment ends for any reason, any Confidential Information (as defined below) of the Company, whether or not patentable, which Executive learns as a result of his involvement with the Company, whether or not he developed such information.  “Involvement with the Company” for purposes of this Agreement shall mean holding a position as an employee, officer, or director with either the Company or any of its affiliates (collectively, the “Companies”).  “Confidential Information” means Company information that is material to the Company’s business and that is not generally known by, or made available to, the public. The term “Confidential Information” shall specifically exclude any information known to the Executive prior to his employment with the Company regardless of whether such information otherwise would be deemed “Confidential Information.”  “Confidential Information” shall include, without limitation, information regarding:

•	“Trade Secrets” or proprietary information;
•	strategic sourcing information or analysis;
•	patents, patent applications, developmental or experimental work, formulas, test data, prototypes, models, and product specifications;
•	accounting and financial information;
•	financial projections and pro forma financial information;
•	sales and marketing strategies, plans and programs
•	product development and product testing information;
•	product sales and inventory information;
•	personnel information, such as employees’ and consultants’ benefits, perquisites, salaries, stock options, compensation, formulas or bonuses;
•	organizational structure and reporting relationships;
•	business plans;
•	names, addresses, phone numbers of customers;
•	contracts, including contracts with clients, suppliers, independent contractors or employees; business plans and forecasts;
•	existing and prospective projects or business opportunities; and
•	passwords and other physical and information security protocols and information.

            “Trade Secrets” includes any information that derives independent economic value, actually and potentially, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and that are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.  Information that is or later becomes publicly available in a manner wholly unrelated to any breach of this Agreement by Executive will not be considered Confidential Information as of the date it enters the public domain.  If Executive is uncertain whether something is Confidential Information, Executive should treat it as Confidential Information until he receives clarification from the Board that it is not Confidential Information.  Confidential Information shall remain at all times the property of the Company.  Executive may use or disclose Confidential Information only:

(a)      when he is employed by the Company, as authorized and necessary in performing the responsibilities of his position, provided that he has taken reasonable steps to ensure that the information remains confidential; or
(b)      with prior written consent of the Board; or
(c)      in a legal proceeding between Executive and the Company to establish the rights of either party under this Agreement, provided that Executive stipulates to a protective order to prevent any unnecessary use or disclosure; or
(d)      where such disclosure is required by law, provided that Executive has complied with the following procedures to ensure that the Companies have an adequate opportunity to protect their legal interests in preventing disclosure.  Upon receipt of a subpoena or any other compulsory legal process (“Compulsory Process”) that could possibly require disclosure of Confidential Information, Executive shall provide within forty-eight (48) hours of receiving it a copy of the Compulsory Process and complete information regarding the circumstances under which he received it to the General Counsel by hand delivery or by facsimile provided that Executive confirms with the General Counsel by phone conversation that the General Counsel received the facsimile.  Executive shall not make any disclosure until the latest possible date for making such disclosure in accordance with the Compulsory Process (“Latest Possible Date”).  If one of the Companies seeks to prevent disclosure in accordance with the applicable legal procedures, and provides Executive with notice before the Latest Possible Date that it has initiated such procedures, Executive shall not make disclosures of any Confidential Information that is the subject of such procedures, until such objections are withdrawn, or the appropriate tribunal either makes a final determination that the objections are invalid or orders Executive to make the disclosure.

Executive hereby acknowledges that any breach of this Section 8 would cause the Company irreparable harm.

    9.  INTELLECTUAL PROPERTY

Executive  acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, original works of authorship, copyrights and all similar or related information (whether or not patentable) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company (“Intellectual Property”) belong to the Company.  Executive agrees that both during and after his employment with the Company that he will sign any documents or provide any information necessary for the Company to protect its rights to such Intellectual Property.  If Executive is unavailable to sign any document that is necessary for the Company to protect its rights to such Intellectual Property, Executive hereby authorizes the Company to sign on his behalf.

   10.  NON-COMPETITION and NON-SOLICITATION.

        During Executive’s employment and for a period of six months  following the date on which his employment ends for any reason, (the “Restricted Period”), the Executive agrees to the below Non-Competition and Non-Solicitation restrictions.

In addition, in the event the Employment Term ends without the parties’ entering into a new employment agreement or extending the Employment Term of this Agreement and the Executive’s employment with the Company continues on an at will basis, the six month time period referenced above shall begin to run at the end of the Employment Term.

(a)           Non-Competition

Executive shall not, directly or indirectly, individually or as part of or on behalf of any other person, company, employer or other entity, except with prior written approval of the Company’s Board of Directors, (i) own, (ii) manage, (iii) operate, (iv) advise, (v) be employed by (vi) perform services for, (vii) consult with or (viii) control any Competing Business.  “Competing Business” shall mean a business that is selling products or services similar to those products or services that any of the “Covered Entities” is selling as of the date the Executive’s employment ends and continues to offer for sale during the Restricted Period within any city, town or county in which, as of the date Executive’s employment ends, any Covered Entity is actively marketing or has made a significant investment in time and money prior to the date the Executive’s employment ends to begin marketing its products or services beginning within sixty (60) days after the date the Executive’s employment ends.   “Covered Entities” include the Company and any affiliated entities in which Executive is actively engaged as an officer, director or employee or about which Executive has received Confidential Information as a result of his Involvement with the Company.

               (b)           Non-Solicitation

Executive shall not, directly or indirectly, individually or as part of or on behalf of any other person, company, employer or other entity, except with prior written approval of the Company’s Board of Directors:

(i)
hire or attempt to hire a Covered Employee, encourage another to hire a Covered Employee, or otherwise seek to adversely influence or alter such Covered Employee’s relationship with the Company.  A “Covered Employee” shall mean any person who either is employed by the Company or has been employed by the Company within the preceding sixty (60) days;

(ii)
encourage or attempt to persuade a Customer to purchase other than from the Company products or services similar to those that the Company was selling as of the date Executive’s employment ends and is continuing to offer for sale. A “Customer” shall mean any person or entity that has purchased products or services from the Company within six (6) months prior to the date Executive’s employment ends; and/or

(iii)
encourage, or attempt to persuade any person or entity that the Company is using as a consultant or vendor as of the date Executive’s employment ends to terminate or modify such business relationship with the Company in a manner adverse to the Company.

(c)           Nature of Restrictions

Executive acknowledges that as a result of his employment as Chief Executive Officer and President of the Company, he has held and will continue to hold a position of utmost trust in which Executive has come to know and will continue to come to know the Company’s employees, Customers and Confidential Information.  Executive agrees that the provisions of this entire Section 10 are necessary to protect the Company’s legitimate business interests.   Executive warrants that these provisions shall not unreasonably interfere with his ability to earn a living or to pursue his occupation after his employment ends for any reason.  Executive agrees that upon beginning any new employment or business during the Restricted Period, he will promptly inform the Company of the name and address of your his new employer or business and provide such new employer or business with a copy of this Agreement and copy the Company on the letter or email transmitting the Agreement to the appropriate person in such new employer or business.

    11.  CONFLICT OF INTEREST

During his employment, Executive agrees to have undivided loyalty to the Company.  This means that Executive shall avoid any situation that involves or has the potential to appear to involve a conflict of interest, such as participating in a business transaction that personally benefits Executive or a relative based on information or relationships developed on the job, failing to disclose that someone who is doing or seeking to do business with or work for the Company is a relative or close personal associate, or receiving direct or indirect compensation from a client or vendor.

    12.  RETURN OF PROPERTY

On the date Executive’s  employment ends for any reason, or at any time during his employment, on the request or direction of the Company, Executive will immediately deliver to the Company any or all equipment, property, material, Confidential Information, Intellectual Property or copies thereof which are owned by the Company and are in Executive’s possession or control.  This includes documents or other information prepared by Executive, on his behalf or provided to him in connection with his duties while employed by the Company, regardless of the form in which such document or information are maintained or stored, including computer, typed, handwritten, electronic, audio, video, micro-fiche, imaged, drawn or any other means of recording or storing documents or other information.  Executive hereby warrants that he will not retain in any form such documents, Confidential Information, Intellectual Property or other information or copies thereof.  Executive may retain a copy of this Agreement and any other document or information describing any rights he may have after the Termination Date.

    13.  COOPERATION WITH LEGAL PROCEEDINGS.

Executive agrees to reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of any of the Companies, which relate to events or occurrences that transpired while Executive was employed by any of the Companies.  Executive’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of any of the Companies.  Executive also agrees to reasonably cooperate with any of the Companies in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by any of the Companies.  Executive understands that in any legal action, investigation, or review covered by this paragraph the Company expects Executive to provide only accurate and truthful information or testimony. The Company agrees to reimburse the Executive for any costs he incurs in cooperation pursuant to this Section, including but not limited to travel expenses and attorneys’ fees and costs. Nothing in this Section shall limit any indemnification rights Executive may have on the effective date of this Agreement.

                14.  REMEDY

                  (a)           Executive acknowledges that his breach of the obligations contained in Sections 8, 9, 10, 11 and 12 of this Agreement would cause the Company irreparable harm that could not be reasonably or adequately compensated by damages in an action at law.  If Executive breaches or threatens to breach any of the provisions contained in Sections 8, 9, 10, 11 and 12 of this Agreement, the Company shall be entitled to an injunction, without bond, restraining him from committing such breach.  The Company’s right to exercise its option to obtain an injunction shall not limit its right to any other remedies, including damages.

  (b)           Any action relating to or arising from this Agreement shall be brought exclusively in a court of competent jurisdiction in the Commonwealth of Virginia, and Executive hereby consents to venue and personal jurisdiction in any such court in the Commonwealth of Virginia.

  (c)           Executive expressly waives any right to a trial by jury for any action relating to or arising from this Agreement.

    15.  SUCCESSORS; BINDING AGREEMENT.

a.	This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, successors and assigns.

b.
The Company shall require any successor to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

    16.   NOTICES.

For the purpose of this Agreement, notices and all other communications provided herein shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:                                                     IF TO THE COMPANY:
Phillip G. Norton                                                                   ePlus inc.
1166 Chain Bridge Road                                                      13595 Dulles Technology Drive
McLean, VA  22101                                                              Herndon, VA 20171

17.              GOVERNING LAW.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

18.              SEVERABILITY.  The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

19. MISCELLANEOUS.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of other provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

20.              Code Section 409A.  It is the intent of this Agreement to either meet an exception from or to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any rulings and regulations promulgated thereunder (collectively, the “Code”), and any ambiguities herein will be so interpreted and this agreement will be so administered.  References to a termination of employment in Section 7 of this Agreement shall mean the date of a "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i).  If the Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) at the time of the Executive’s termination of employment, any nonqualified deferred compensation subject to Code Section 409A that would otherwise have been payable under this Agreement as a result of, and within the first six (6) months following, the Executive’s "separation from service" and not by reason of another event under Section 409A(a)(2)(A), will become payable six (6) months and one (1) day following the date of the Executive’s separation from service or, if earlier, the date of Executive’s death.   The Company agrees that it will pay, indemnify and hold the Executive harmless for any additional tax or interest penalty payable amount by the Executive on account of a violation of Section 409A.  Any payment by the Company of such amount shall include a “gross-up” payment, which shall be the amount required to cause the net amount retained by the Executive after payment of all taxes, including taxes on the “gross-up” payment, to equal the amount of additional tax and interest penalty payable by the Executive on account of the violation of Section 409A.  Such payment shall be made by the Company within thirty (30) days of the date that Executive submits proof of payment of such taxes to the taxing authority and no later than the end of Executive’s taxable year next following the taxable year in which the Executive submits the respective taxes to the taxing authority.  The Executive agrees that the Company may amend this Agreement, with the consent of the Executive, as the Company determines is necessary or advisable so that payments made pursuant to this Agreement will not result in additional taxation of the Executive pursuant to the provisions of Section 409A of the Code.  The Executive agrees that he will not withhold his consent under this Section 20 if the proposed amendment does not materially adversely affect the Executive’s rights under this Agreement.

ePlus inc.	Executive

/s/ Irving R. Beimler, September 4, 2009	/s/ Philip G. Norton, September 4, 2009
Irving R. Beimler	Philip G. Norton
Lead Independent Director	Chief Executive Officer

EXHIBIT 1

SAMPLE RELEASE

This Release is entered into by ePlus inc. (hereafter referred to as “ePlus” or the “Company”) and Phillip G. Norton.

WHEREAS, Mr. Norton’s employment with ePlus terminated effective (insert date).

NOW THEREFORE, in consideration of the premises and mutual promises contained in the Employment Agreement between Mr. Norton and ePlus, the parties agree as follows:

Mr. Norton agrees to and does hereby release ePlus, its past and present officers, directors, agents, shareholders, trustees, partners, employees, in their individual and/or corporate capacities, as well as its employee benefit plans, affiliates, subsidiaries, predecessors, successors and successors in interest (the “Releasees”)  from all claims, charges, causes of action or other liabilities (hereafter collectively referred to as “claims”), whether in contract or tort, known or unknown (with the exception of claims arising under the ADEA, for which only known claims are released), arising out of or relating in any way to his employment and/or termination of employment with ePlus, including, but not limited to, claims for wrongful discharge, breach of contract, express or implied, claims for wages, other compensation, pension, severance pay or any other benefits of any kind, including but not limited to claims arising under ERISA, claims for alleged discrimination under federal, state or local law, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment At (ADEA), and the American With Disabilities Act, claims arising under federal, state or local law pertaining to family and/or medical leave, and any other claims relating to his employment which could be brought under federal, state or local law.  Any initiation of claims prohibited by this Agreement shall be a breach of this Agreement and shall entitle ePlus to recover the consideration as set in Paragraph 7(c) of the Employment Agreement, along with reasonable attorney’s fees incurred by ePlus to litigate any such action to the extent permitted by law.

 Mr. Norton may, if desired, have a period of twenty-one calendar days to consider this Release, including its reference to the ADEA contained in this paragraph.  Mr. Norton is also advised to consult with an attorney (without expense to ePlus) concerning release of claims under the ADEA prior to executing this Agreement.  In addition, Mr. Norton may revoke this Agreement within a period of seven calendar days following execution of this Agreement.  If Mr. Norton does not revoke this Agreement during the revocation period, this Agreement will become fully effective upon the expiration of the revocation period.

The provisions of this Release shall inure to the benefit of the parties, their successors and assigns and shall be binding upon the parties and their heirs, executors, administrators, successors and assigns.

This Release shall be interpreted, applied and enforced in accordance with and shall be governed by the laws of the state of Delaware, without regards to its conflict of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Release on the date set forth next to each party’s signature.

Phillip G. Norton                                                                ePlus

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